EXHIBIT 4(c)

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement is made as of ______________, 2001 by and between RADIANT ENERGY CORPORATION, a Canadian corporation with offices at 40 Centre Drive, Orchard Park, New York 14127 (the “Company”), and ________________ (the “Purchaser”).

RECITALS

     A.     On the date of this Agreement, the Company and the Purchaser are entering into a Subscription Agreement (the “Subscription Agreement”) pursuant to which the Purchaser is purchasing 200 or more Series A Convertible Debentures (the “Debentures”). This Agreement is being entered into pursuant to Section 6(a) of the Subscription Agreement.

     B.     In consideration of the purchase of the Debentures by the Purchaser, the Company is willing to offer certain registration rights to the Purchaser, all as more specifically set forth in this Agreement.

AGREEMENT

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

SECTION 1.     CERTAIN DEFINITIONS AND TERMS

     1.1     Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     “Commission” shall mean the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     “Holder” shall mean the Purchaser and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 2.11 hereof.

     “Registrable Securities” means the shares of Common Stock of the Company issued or issuable on conversion of the Debentures; provided, however, that otherwise Registrable Securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold or are available for sale in the opinion of counsel to the Company in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale.

     The terms “register,” “register” and “registration” refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     “Registration Expenses” shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with Sections 2.1 and 2.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the fees and disbursements (to a maximum of $15,000 per registration) of one special counsel to the Holders.

     “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder.

SECTION 2.     REGISTRATION RIGHTS

     2.1     Demand Registrations.

              (a)     Demand for Registration on Form S-3. If any Holder or Holders holding then outstanding Registrable Securities requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $50,000, and the Company is then entitled to use Form S-3 under applicable Commission rules to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause as soon as practicable such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified under applicable blue sky or other state securities laws in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:

                     (i)     In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                     (ii)     Prior to six months after the closing date of the Company's initial registered public offering of its stock (“IPO”) or at any time within 12 months following the effective date of a previous registration filed pursuant to a demand made under this Section 2.1(a);

                     (iii)     During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a connection with Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                     (iv)     The Company shall not be required to effect more than one registration pursuant to this Section 2.1 in any twelve month period; and

                     (v)     If the Company shall furnish to such Holders a certificate stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to register, qualify or comply under this Section 2.1 shall be deferred for a period not to exceed 90 days from the date of receipt of the written request from the Holders.

              (b)     Subject to the foregoing clauses (i) through (v), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

              (c)     Any registration statement filed pursuant to the request of the Holders may, subject to subsection 3.1(d) hereof, include securities of the Company being sold for the account of the Company and for the account of other security holders of the Company, whether or not such security holders have been granted registration rights.

              (d)     If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request. In such event, if so requested in writing by the Company, the Holders shall negotiate with an underwriter selected by the Company with regard to the underwriting of such requested registration; provided, however, that if the Holders have not agreed with such underwriter as to the terms and conditions of such underwriting within 15 days following commencement of such negotiations, the Holders may select an underwriter of their choice. The right of any Holder to registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in any such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company shall (together with all Holders and other persons (if any) proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this subsection 2.1(d), if the managing underwriter advises the requesting Holders in writing that marketing factors require a limitation of the number of securities to be included in the offering, the Company shall so advise all requesting Holders, and the number of shares of Registrable Securities that may be included in the registration and offering shall be allocated among all requesting Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, that securities to be offered by the Company and any persons who do not hold registration rights with respect to their securities shall be excluded from the registration statement prior to the exclusion of any Registrable Securities held by such Holders. If any requesting Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other requesting Holders. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other requesting Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter’s marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

     2.2     Piggyback Registration.

              (a)     Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to an employee benefit plan or a registration relating solely to a Rule 145 transaction, the Company shall:

                     (i)     promptly give to each Holder written notice thereof; and

                     (ii)     include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

              (b)     Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of any Holder to registration pursuant to this subsection 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and execute and deliver such custody agreements and powers of attorney relating to the Registrable Securities to be included in the underwriting as the Company may reasonably request. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be sold in the offering, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that any securities sought to be included in the registration by other stockholders must be excluded before any Registrable Securities sought to be included by the Holders may be excluded. If any Holder or other shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

              (c)     Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration

     2.3     Expenses of Registration. All Registration Expenses incurred in connection with two registrations pursuant to Section 2.1, and all registrations pursuant to Sections 2.2 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

     2.4     Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement with respect to Registrable Securities, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

              (a)     Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for one hundred eighty (180) days or until such securities are disposed of in accordance therewith, whichever shall be the shorter time, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period;

              (b)     Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

              (c)     Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

              (d)     Notify the Holders (or if they have appointed an attorney-in-fact, such attorney-in-fact) participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

              (e)     Notify such Holders or their attorney-in-fact promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

              (f)     Prepare and file with the Commission promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

              (g)     Prepare and promptly file with the Commission, and promptly notify such Holders or their attorney-in-fact of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

              (h)     In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Securities Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectuses as may be necessary to permit compliance with the requirements of the Securities Act;

              (i)     Advise such Holders or their attorney-in-fact, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

              (j)     At the request of any such Holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated each such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer’s counsel provided to underwriters in underwritten public offerings, and to the extent available without unreasonable expense from the Company’s accounting firm, a letter dated each such date, from the independent public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, addressing such matters as is customary in “comfort” letters delivered in connection with public offerings of securities.

     2.5     Information by Holder. The Holder of Registrable Securities included in any registration shall furnish the Company such information regarding such Holder, the Registrable Securities held by it and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     2.6     Indemnification.

              (a)     The Company shall indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arising out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

              (b)     Each Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

              (c)     Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              (d)     Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.6(a) or 2.6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation (even if the Holders, or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.6(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.6(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.6(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them, and not joint.

              (e)     The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling person of such indemnified party and will survive any transfer of the Registrable Securities. The indemnity agreements contained in this Section 2.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and shall survive the transfer of the Registrable Securities by any such party.

     2.7     Transfer of Registration Rights. The rights to cause the Company to register securities granted the Purchaser hereunder may be assigned to a transferee or assignee in connection with any transfer or assignment of all, but not less than all, of the Registrable Securities by the Purchaser provided that such transfer may otherwise be effected in accordance herewith, with any other agreements binding upon the Purchaser, and with applicable securities laws.

     2.8     Standoff Agreement. Each Holder agrees that, upon request of the Company or the underwriters managing any firmly underwritten registered public offering by the Company, such Holder will not sell, make any short sale of, loan, pledge, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the underwriters or the Company; provided that the officers, directors and stockholders then owning at least 1% of the outstanding Common Stock of the Company also agree to such restrictions.

     2.9     Compliance with Rule 144. The Company agrees that the Company shall use its best efforts to continue to file reports under Section 13 or 15(d) of the Exchange Act in a timely manner. At the request of any Holder who proposes to sell securities in compliance with Rule 144 under the Securities Act, the Company shall forthwith furnish to such Holder a written statement regarding compliance with the filing requirements of the Commission as set forth in Rule 144 as such rule may be amended from time to time.

SECTION 3.     MISCELLANEOUS

     3.1     Notices. All notices, requests, consents and other communications hereunder shall be in writing and, if to a Holder, shall be mailed by first-class registered or certified air mail or nationally recognized overnight express courier, postage prepaid, or by facsimile communication, in each case addressed to such Holder at its address set forth on the cover page of this Agreement or such other address as any Holder may designate to the Company in writing, and if to the Company, shall be mailed by first-class registered or certified mail or nationally recognized express overnight courier, postage prepaid, or by facsimile communication, to the Company at the address set forth on the cover page of this Agreement or to such other address as the Company may designate to the Holders in writing.

     3.2     Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Purchaser and its successors and permitted assigns, including each successive Holder.

     3.3     Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or enforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

     3.4     Governing Law. This Agreement shall be governed by and construed in accordance with the law of New York.

     3.5     Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     3.6     Amendments. This Agreement may be amended only by an instrument in writing executed by the Holders representing 50.1% of the Registrable Securities then owned by all of the Holders, and the Company; provided, however, that no amendment hereto providing one or more Holders with priority over, or greater relative rights with respect to, other Holders of Registrable Shares, or providing for the elimination or restriction of registration rights as to any Holder, shall be made without the consent of all Holders adversely affected.

     3.7     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute one agreement. Any party may execute this Agreement by facsimile signature and the other parties shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

     COMPANY:

     RADIANT ENERGY CORPORATION

By:/s/ Bruce R. Nobles Name: Bruce R. Nobles Title: President and Chief Executive Officer
By:/s/ Colin V.F. Digout Name: Colin V. F. Digout Title: Chief Financial Officer
PURCHASER:
/s/ D.A. Williams Name: David A. Williams